                                  SCHEDULE 14A
                                 (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for use by the Commission only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE TRIZETTO GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------

        2)     Aggregate number of securities to which transaction applies:

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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        4)     Proposed maximum aggregate value of transaction:

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        5)     Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount previously paid:

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        2)     Form, Schedule or Registration Statement No.:

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        3)     Filing Party:

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        4)     Date Filed:

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

                  [TRIZETTO LOGO]

                                                                    June 7, 2000

                  Dear Fellow Stockholders:

                  On behalf of the Board of Directors, it is my pleasure to invite you to TriZetto's 2000 Annual Meeting of Stockholders, which will be held on Thursday, June 29, 2000, at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California.

                  Attached is the Notice of Meeting and the Proxy Statement, which describes in detail the matters on which you are being asked to vote. Also enclosed is TriZetto's Annual Report to Stockholders, which discusses highlights of the year and includes TriZetto's Annual Report on Form 10-K.

                  Whether you plan to attend the meeting or not, I encourage you to promptly complete and return the enclosed proxy card so that your shares will be represented and properly voted at the meeting.

                  I look forward to seeing you at the meeting.

                  /s/ JEFFREY H. MARGOLIS
                  --------------------------------------------------------------
                      Jeffrey H. Margolis
                      Chief Executive Officer, President
                      and Chairman of the Board

[TRIZETTO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 29, 2000

     The 2000 Annual Meeting of Stockholders of The TriZetto Group, Inc. will be held at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660, on June 29, 2000, at 2:00 p.m., for the following purposes:

          (1) To elect one Class I director to serve for a three-year term expiring at the 2003 Annual Meeting of Stockholders or until his successor has been duly elected and qualified;

          (2) To amend TriZetto's 1998 Stock Option Plan to increase the number of shares issuable thereunder by 3,200,000 shares, bringing the total number of shares available for issuance thereunder to 7,200,000;

          (3) To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of TriZetto for the fiscal year ending December 31, 2000; and

          (4) To transact such other business properly brought before the meeting.

     Only stockholders of record at the close of business on May 30, 2000 will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

                                     By Order of the Board of Directors

                                     /s/ JEFFREY H. MARGOLIS
                                     -------------------------------------------
                                         Jeffrey H. Margolis
                                         Chief Executive Officer, President
                                         and Chairman of the Board

June 7, 2000

EVEN IF YOU PLAN TO ATTEND THE MEETING PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                 [TRIZETTO LOGO]

                                 PROXY STATEMENT

                               GENERAL INFORMATION

PROXY STATEMENT & SOLICITATION OF PROXIES

     SOLICITATION BY BOARD. This proxy statement is being furnished in connection with the solicitation of proxies by our Board for use at our 2000 Annual Meeting of Stockholders.

     SOLICITATION EXPENSES. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by us.

     MAILING DATE. This proxy statement and the accompanying proxy card are being mailed on or about June 7, 2000 to our stockholders of record as of the close of business May 30, 2000, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

     SHARES OUTSTANDING. As of the record date, there were 21,331,193 shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

     VOTING RIGHTS. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

     VOTE REQUIRED. A quorum is required for the approval of any of the proposals set forth herein. Directors are elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present at the annual meeting in person or by proxy.

     VOTING OF PROXIES. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominee for election of director named in this proxy statement, "FOR" the amendment increasing the number of shares available under the 1998 Plan and "FOR" the ratification of PricewaterhouseCoopers LLP as our independent auditors.

     REVOKING A PROXY. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Any proxy may be revoked or superseded by (a) executing a later dated proxy, (b) giving notice of revocation to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360 Newport Beach, California 92660, in writing prior to or at the meeting, or (c) attending the meeting and voting in person.

STOCKHOLDER PROPOSALS

     Any stockholder desiring to submit a proposal for action at our 2001 Annual Meeting of Stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than February 7, 2001 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

     On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal, which is not addressed in our proxy statement. The new amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

     We were not notified of any stockholder proposals to be addressed at our 2000 Annual Meeting of Stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our voting authority if any stockholder proposals are raised at the meeting.

     If we do not receive any stockholder proposals for our 2001 Annual Meeting before April 23, 2001, we will be able to use our voting authority as outlined above.

OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

TRIZETTO CORPORATE OFFICE

     Our corporate offices are located at 567 San Nicolas Drive, Suite 360, Newport Beach, CA 92660.

ANNUAL REPORT

     The Annual Report to Stockholders of TriZetto for the fiscal year ended December 31, 1999 is being mailed concurrently with this proxy statement to all stockholders of record as of May 30, 2000. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTOR

     Our Board currently consists of five directors, divided into three classes. Each class is elected in alternating years and serves a term of three years. The Class I director, Paul F. LeFort, shall serve until the annual meeting of stockholders in 2000. The Class II directors, William E. Fisher and Peter D. Mann, shall serve until the annual meeting of stockholders in 2001. The Class III directors, Jeffrey H. Margolis and Donald J. Lothrop shall serve until the annual meeting of stockholders in 2002.

     Unless otherwise instructed, the enclosed proxy will be voted in favor of Mr. LeFort as the Class I director. If Mr. LeFort becomes unavailable to serve for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board. The Board has no reason to believe that Mr. LeFort will be unavailable to serve.

     The names and certain information concerning the nominee and the other continuing members of our Board are set forth below.

CLASS I DIRECTOR NOMINEE

     PAUL F. LEFORT, 59, has been a director since April 1999. From October 1995, until he retired in January 2000, Mr. LeFort served as the Chief Information Officer for United HealthCare Corporation, a health and well being company. Mr. LeFort is currently performing consulting services to United HealthCare Corporation. From November 1994 to October 1995, Mr. LeFort was the Senior Vice President and Chief Information Officer for The MetraHealth Companies, Inc., jointly owned by Travelers Insurance Company and Metropolitan Life Insurance Company. From 1975 to 1994, Mr. LeFort served as a senior partner at Deloitte & Touche Management Consulting for Health Care Information Systems. Mr. LeFort received his B.S. degree in Physics/Economics from Boston College in 1962.

     THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MR. LEFORT.

CONTINUING CLASS II DIRECTORS

     PETER D. MANN, 33, has been a director since April 1998. In April 2000, Mr. Mann joined Authoria, Inc., a provider of eWorkforce communication products, as Vice President, Corporate Development. From January 1994 to March 2000, Mr. Mann served in various positions with Fidelity Ventures, the venture capital arm of Fidelity Investments, including his final position of Vice President, focusing on investment opportunities in business services. From July 1998 to March 2000, Mr. Mann also served as a Vice President of Fidelity Capital Associates, Inc., the general partner of Fidelity Ventures Limited. Mr. Mann received his B.S. degree in Business Administration from Bucknell University in 1989 and his M.B.A. degree from Northeastern University in 1993.

     WILLIAM E. FISHER, 54, has been a director since March 1999. Mr. Fisher has served as Chairman of Transaction Systems Architects, Inc. since founding that company in November 1993. Mr. Fisher was employed by Applied Communications, Inc., the predecessor to Transaction Systems, from March 1987 to November 1993. Prior to March 1987, Mr. Fisher was President of First Data Resources, Government Services Division. Mr. Fisher is on the board of directors of West Teleservices, Inc., a public company. Mr. Fisher received his B.S. degree from Indiana State University and his M.B.A. degree from the University of Nebraska.

CONTINUING CLASS III DIRECTORS

     JEFFREY H. MARGOLIS, 37, co-founded TriZetto and has served as our Chief Executive Officer, President and Director since inception. In August 1999, Mr. Margolis was named Chairman of the Board. From July 1994 to February 1997, Mr. Margolis served as Senior Vice President and Chief Information Officer of FHP International Corporation, a managed care organization. From November 1992 to June 1994, Mr. Margolis served as Vice President and Chief Information Officer of TakeCare, Inc., a managed care organization. From

September 1989 to October 1992, Mr. Margolis held various executive positions, including Vice President and Chief Operating Officer of Comprecare, a managed care organization. From June 1984 to September 1989, Mr. Margolis served in various positions with Andersen Consulting, including his final position as Manager, Healthcare Consulting. Mr. Margolis received his B.S. degree in Business Administration - Management Information Systems from the University of Illinois at Urbana-Champaign in 1984. Mr. Margolis earned his State of Illinois Certified Public Accountant certification in 1984 and his State of Colorado Certified Public Accountant certification in 1988.

     DONALD J. LOTHROP, 40, has been a director since April 1998. Mr. Lothrop has been a General Partner of Delphi Management Partners II, L.P. since July 1994, a General Partner of Delphi Management Partners III, L.L.C. since March 1995 and a General Partner of Delphi Management Partners IV, L.L.C. since October 1997. From January 1991 to June 1994, Mr. Lothrop was a Partner of Marquette Venture Partners, a venture capital firm, where he focused on the healthcare area. From 1989 to 1990, he worked at Bain & Company, Inc., a management consulting firm. Mr. Lothrop received his B.S. degree from Pennsylvania State University in 1981 and his M.B.A. from Harvard Business School in 1989.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Our Board held eleven meetings during the fiscal year ended December 31, 1999. Each incumbent director attended at least seventy-five percent of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     Our Board has an Audit Committee and a Compensation Committee. The Audit Committee is currently comprised of two directors selected by our Board. The members of the Audit Committee presently are Paul F. LeFort and William E. Fisher. The Audit Committee is authorized to handle all matters which it deems appropriate regarding our independent accountants and to otherwise communicate and act upon matters relating to the review and audit of our books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by us. In addition, the Audit Committee makes recommendations to the Board with respect to the selection of our independent accountants. The Audit Committee held two meetings during the fiscal year ended December 31, 1999.

     The Compensation Committee is currently comprised of two directors selected by our Board. The members of the Compensation Committee presently are Donald J. Lothrop and Peter D. Mann. The functions of the Compensation Committee include advising the Board on officer and employee compensation. The Board, based on input from the Compensation Committee, establishes the annual compensation rates for our executive officers. The Compensation Committee held three meetings during the fiscal year ended December 31, 1999.

     TriZetto does not have a nominating committee. Instead, the Board, as a whole, identifies and screens candidates for membership on our Board.

OTHER EXECUTIVE OFFICERS

     Our other current executive officers are:

     SHAWN P. BOWEN, 34, joined us in July 1997 as our Vice President, Desktop & Network Services. Since June 1999, Mr. Bowen has served as Vice President and Chief Technical Officer, Connectivity Services Group. Mr. Bowen served as Director of Desktop Strategy for FHP Healthcare/PacifiCare, a managed care organization from July 1994 to June 1997. Prior to July 1994, Mr. Bowen held various information technology management positions at TakeCare, Inc., a managed care organization, Comprecare, Inc., a managed care organization, and a consulting position at Andersen Consulting. Mr. Bowen received his B.S. degree in Business Administration and Management Information Systems from Colorado State University in 1987.

     LAWRENCE BRIDGE, 39, joined us in November 1999 as our Senior Vice President, Payor ASP Services. From July 1997 to November 1999, Mr. Bridge served as President of Novalis Services Corporation, an application services provider for managed-care and provider-based organizations, which we acquired in November 1999. From February 1997 to July 1997, Mr. Bridge served as a Regional Vice President for PacifiCare, a managed care organization. From June 1996 to February 1997, Mr. Bridge served as a Group President for FHP Healthcare, a managed care organization. From July 1994 to June 1996, Mr. Bridge served as President of FHP of Utah, a managed care organization. Mr. Bridge received his B.S. degree in Finance and Marketing in 1982 and his M.B.A. degree in 1985, both from the University of Utah.

     DEBRA A. BRIGHTON, 45, joined us in January 1998 as our Vice President of Applications Development. In December 1999, Ms. Brighton's title was changed to Vice President, eApplications. From May 1997 to December 1997, Ms. Brighton served as a consultant at Andersen Consulting. From July 1994 to May 1997, Ms. Brighton served as Associate Vice President, Information Services for PacifiCare, a managed care organization. Prior to July 1994, Ms. Brighton held various information technology management positions at TakeCare, Inc., a managed care organization, United HealthCare Corporation, a health and well being company, Lincoln National Employee Benefits, an insurance company, and CyCare Systems, Inc., a practice management software vendor.

     CRAIG H. FOSTER, 50, joined us in August 1997 as our Director of Human Resources. In May 2000, Mr. Foster was named as our Vice President, Human Resources. From June 1989 to July 1997, Mr. Foster served as Corporate Director of Human Resources of FHP Healthcare/PacifiCare, a managed care organization. From May 1987 to June 1989, Mr. Foster served as Director of Human Resources of ICN Pharmaceuticals, Inc. Prior to May 1987, Mr. Foster held various human resources positions with Baxter Travenol, a medical device manufacturing company. Mr. Foster received his B.A. degree in Biological Science from California State University, Fullerton in 1975.

     HARVEY GARTE, 50, joined us in June 1999 as Vice President, Corporate Development. In October 1999, Mr. Garte was named as our Vice President, Corporate Development and Investor Relations. From July 1996 to the present, Mr. Garte has served as President of Garte & Associates, Inc., an investment banking firm. From November 1994 to July 1996, Mr. Garte served as President of Garte Torre Global Capital Markets, an investment banking firm. From 1983 to 1994, Mr. Garte served as President of The Garte Company, Inc., an investment banking firm. Mr. Garte earned his B.A. degree in Economics from Adelphi University in 1971, and his M.B.A. from Lehigh University in 1973.

     LU KABIR, 44, joined us in June 1999 as our Vice President, Marketing and Business Development. In August 1999, Mr. Kabir was named as our Senior Vice President, Marketing and Business Development. From July 1997 to January 1999, Mr. Kabir served as Vice President, Global Business Development for Crossworlds Software, Inc., an enterprise applications integration software company. From November 1991 to July 1997, Mr. Kabir served in various executive positions in marketing and business development for Oracle Corporation's New Media and Technologies, including Vice President of Worldwide Sales, Services and Business Development for Oracle-Network Computers, Inc. (now known as Liberate Technologies, Inc.), a majority-owned subsidiary of Oracle Corporation. Mr. Kabir earned his Bachelor of Commerce degree from the University of Dhaka, Bangladesh in 1975 and earned his M.B.A. degree from Sam Houston State University, Texas in 1977.

     D. BRIAN KARR, 34, joined us in August 1997 as Director of Finance and was our Chief Financial Officer until May 1999. Mr. Karr was named as our Vice President of Finance in August 1999. Mr. Karr served as our Director of Finance from May 1999 to August 1999. Mr. Karr has served as our Treasurer since May 1999. From February 1997 to July 1997, Mr. Karr served as Director of Finance for Information Services for PacifiCare Health Systems, Inc., a managed care organization. From October 1994 to February 1997, Mr. Karr served as Director of Finance for Information Systems for FHP International Corporation, a managed care organization. Prior to October 1994, Mr. Karr held various management positions in finance for TakeCare, Inc., a managed care organization, and Ernst & Young, LLP. Mr. Karr received his B.S. degree in Accounting from Biola University in 1989. Mr. Karr received his State of California Certified Public Accountant certification in 1992.

     KERRY M. KEARNS, 50, joined us in January 1999 as our Senior Vice President, Core Solutions. In December 1999, Mr. Kearns' title was changed to Senior Vice President, ASP Providers. From March 1996 to December 1998, Mr. Kearns served as a Senior Manager at Andersen Consulting. From March 1991 to February 1996, Mr. Kearns served as Vice President and General Manager of Medaphis Physician Services Corporation, a physician practice management services company. Mr. Kearns received his B.S. degree from University of California at Davis in Biological Sciences and Chemistry in 1971 and earned his M.S. degree in Computer Science from the University of Nevada at Reno in 1989.

     GAIL H. KNOPF, 53, joined us in April 1999 and served as our Vice President of e-Commerce from June 1999 to December 1999. In January 2000, Ms. Knopf was promoted to Senior Vice President, e-Business. From April 1997 to March 1999, Ms. Knopf served as Executive Vice President, Chief Information Officer and a Director of Management and Technology Solutions, Inc., a physician services provider. From 1993 to 1997, Ms. Knopf served as Vice President and Chief Information Officer of Humana, Inc., a managed care organization. From 1969 to 1993, Ms. Knopf held various positions with Humana, both in the managed care and the hospital divisions, including Vice President of Systems Development. Ms. Knopf earned her B.A. degree in Mathematics from Vanderbilt University in 1968.

     CHRISTINE A. MILLER, 35, Vice President, Legal Affairs and Assistant Secretary, joined us in January 2000. From March 1997 to January 2000, Ms. Miller was a corporate associate with Stradling Yocca Carlson & Rauth, our outside counsel. From October 1995 to February 1997, Ms. Miller was a corporate associate with Keesal, Young & Logan. In Spring 1995, Ms. Miller completed an internship with the Securities and Exchange Commission. Ms. Miller received her B.S. in Business Administration in May 1987 and her Juris Doctorate in May 1995, both from the University of Southern California. Ms. Miller is admitted to practice law in the State of California and is a member of various bar associations.

     DANIEL J. SPIREK, 33, joined us in May 1997 as our Vice President, Supplemental Management Services. From June 1999 to January 2000, Mr. Spirek served as our Senior Vice President, Professional Services Group (now known as Transformation Services). In February 2000, Mr. Spirek was promoted to Executive Vice President, Transformation Services. From July 1994 to May 1997, Mr. Spirek served as Vice President, Information Services for FHP/PacifiCare, a managed care organization. Prior to July 1994, Mr. Spirek held various information technology management positions at TakeCare, Inc., a managed care organization, Comprecare, Inc., a managed care organization, and a consulting position at Andersen Consulting. Mr. Spirek received his B.S. degree in Information Management Systems from the University of Colorado in 1988.

     MICHAEL J. SUNDERLAND, 45, joined us as our Vice President of Finance, Chief Financial Officer and Secretary in May 1999. In August 1999, Mr. Sunderland was named as our Senior Vice President of Finance. From May 1998 to April 1999, Mr. Sunderland was an independent healthcare consultant. From March 1996 to May 1998, Mr. Sunderland served as the Vice President and Chief Financial Officer of Health Net, a California subsidiary of Foundation Health Systems, Inc., a managed care organization. From April 1994 to March 1996, Mr. Sunderland was the Chief Financial Officer of Diagnostic Imaging Systems, Inc., a publicly held medical imaging company. Prior to 1994, Mr. Sunderland held various executive and management positions in finance for Paragon Ambulatory Surgery, Inc., Care Enterprises, Inc., Shamrock Investments, American Medical International, Inc. and Coopers & Lybrand. Mr. Sunderland earned his B.S. degree in Accounting from Loyola Marymount University in 1977. Mr. Sunderland earned his State of California Certified Public Accountant certification in 1980.

     There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation earned during the two fiscal years ended December 31, 1998 and 1999 by our Chief Executive Officer, and our four other most highly compensated executive officers who were serving as executive officers at December 31, 1999 and whose total salary and bonus during such year exceeded $100,000 (collectively, the "Named Executive Officers"). Although the table does not reflect certain personal benefits, which in the aggregate are less than the lower of $50,000 or 10% of each Named Executive Officer's annual salary and bonus, Mr. Margolis' compensation includes $26,625 of loan forgiveness in 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                         ANNUAL COMPENSATION       SECURITIES
                                                        ---------------------      UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR      SALARY       BONUS         OPTIONS
---------------------------                    ----     --------     --------     ------------

Jeffrey H. Margolis
     Chairman of the Board, Chief              1999     $242,625     $175,000            --
     Executive Officer and President           1998     $179,324     $100,000       300,000

Daniel J. Spirek
     Executive Vice President,                 1999     $191,826     $105,000            --
     Transformation Services                   1998     $160,417     $101,000       100,000

Michael J. Sunderland
     Senior Vice President of Finance,         1999     $126,010      $90,000       130,000
     Chief Financial Officer and Secretary     1998           --           --            --

Kerry M. Kearns
     Senior Vice President,                    1999     $150,000      $20,000       170,000
     ASP Providers                             1998           --           --            --

Shawn P. Bowen
     Vice President and Chief Technical        1999     $127,952      $40,000        12,500
     Officer, Connectivity Services Group      1998     $110,000      $20,000        12,500

OPTION GRANTS

     The following table sets forth certain information concerning grants of options to each of our Named Executive Officers during the fiscal year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                     POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF     % OF TOTAL                                ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES       OPTIONS                                    PRICE APPRECIATION FOR
                            UNDERLYING      GRANTED TO     EXERCISE                          OPTION TERM
                              OPTIONS      EMPLOYEES IN      PRICE      EXPIRATION   ------------------------------
          NAME                GRANTED      FISCAL YEAR     ($/SHARE)       DATE           5%                10%
---------------------       -----------    ------------    ---------    ----------   ------------       -----------

Jeffrey H. Margolis               --           --              --             --              --               --

Daniel J. Spirek                  --           --              --             --              --               --

Michael J. Sunderland        130,000           5%           $0.50        4/30/09      $1,840,807       $2,969,679

Kerry M. Kearns              140,000           5%           $0.25        1/04/09      $2,017,407       $3,233,115
                              30,000           1%           $2.60        6/28/09      $  361,802       $  622,310

Shawn P. Bowen                12,500          <1%           $6.50        8/20/09      $  102,001       $  210,546

     The figures above represent options granted pursuant to our 1998 Stock Option Plan. We granted options to purchase 2,619,950 shares of common stock in 1999. All options were granted at an exercise price equal to the fair market value of the common stock on the date of grant, as determined by our Board. The options vest in 25% increments on each of the four annual anniversaries of the date of grant. The options listed above expire 10 years from the date of grant.

     The potential realizable value represents amounts, net of exercise price before taxes, that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% are calculated based on rules promulgated by the SEC based upon the initial public offering price of $9 per share and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

OPTION EXERCISES

     No options were exercised by any of the Named Executive Officers during the year ended December 31, 1999. The following table sets forth the fiscal year end options values for all options held by our Named Executive Officers. The values for "in the money" options represent the positive spread between the exercise prices of existing stock options and the price of our common stock on December 31, 1999 ($46.625 per share).

                          FISCAL YEAR-END OPTION VALUES

                                        NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                              AT FISCAL YEAR END                  AT FISCAL YEAR END
                                        -------------------------------     -----------------------------
                NAME                    EXERCISABLE       UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ---------------------           -----------       -------------     -----------     -------------
        Jeffrey H. Margolis               75,000            225,000         $3,476,250       $10,428,750

        Daniel J. Spirek                  25,000             75,000         $1,159,375       $ 3,478,125

        Michael J. Sunderland                 --            130,000                --        $ 5,996,250

        Kerry M. Kearns                       --            170,000                --        $ 7,813,250

        Shawn P. Bowen                     3,125             21,875         $  144,922       $   936,328


EMPLOYMENT AND SEVERANCE AGREEMENTS

     We have an employment contract with Jeffrey H. Margolis. We do not have any other employment contracts with our named executive officers.

     Mr. Margolis' three year employment agreement dated April 30, 1998, provides for an annual base salary of $192,000 per year, which is to be reviewed annually by the Board. Currently, Mr. Margolis' current annual salary is $275,000. Mr. Margolis is entitled to participate in a bonus plan as recommended by our compensation committee and approved by the Board. Mr. Margolis may participate in all employee benefit plans or programs generally available to our employees, and we will pay or reimburse Mr. Margolis for all reasonable and necessary out-of-pocket expenses he incurs in the performance of his duties. We loaned Mr. Margolis $100,000 and agreed to forgive $25,000 of the principal amount, along with any accrued but unpaid interest on such forgiven amount, on each anniversary of the employment agreement if Mr. Margolis remains an employee. We granted this loan as a means of providing additional compensation to Mr. Margolis, while also providing incentive for his continued employment. If Mr. Margolis is terminated without cause or he voluntarily terminates for good reason, he is entitled to severance pay in the amount equal to his then current annual base salary.

     We have entered into Change in Control Agreements with certain of our executive officers. These agreements provide for severance and other benefits if, following a Change in Control of TriZetto, the executive's employment terminates in a way adverse to the executive. If the executive's employment ends within one to three years following a Change in Control (term varies among executives) either because we terminate the executive without cause or because the executive resigns under circumstances constituting "good reason," the executive will be entitled to:

     o    bi-weekly salary through the end of the employment period;

     o medical, dental and life insurance coverage through the end of the employment period;

     o    outplacement services consistent with our outplacement policy, if any;

     o payment on the last day of the employment period in an amount equal to the sum of the additional contributions that would have been allocated to the executive's 401(k) account, if any, if the executive had remained employed through the end of the employment period;

     o payment within 30 days of the date of termination of all accrued vacation, holiday and personal leave days as of the date of termination;

     o payment of any unpaid incentive compensation the executive earned through the date of termination in accordance with the terms of any applicable incentive compensation plan;

     o unvested options held by executives with Change in Control Agreements will accelerate, unless such acceleration would trigger the "golden parachute" excise tax imposed by the U.S. Internal Revenue Code. In such case, the options will continue to vest as if the executive officer remained employed by us.

     A "Change in Control" is defined in the agreement to occur if (a) a person becomes the beneficial owner of 50% or more of the combined voting power of our securities, (b) a majority of the Board changes without the specified approval of incumbent directors, (c) we merge with another entity in a way that substantially changes the ownership of existing stockholders, or (d) our stockholders approve a complete liquidation or dissolution. "Change in Control" is also deemed to have occurred if an executive's employment with us is terminated prior to the Change in Control and it is demonstrated that (a) such termination was at the request of a third party who has taken steps to effectuate the Change in Control; or (b) such termination arose in connection with or anticipation of the Change in Control.

DIRECTORS' FEES

     Our directors do not receive any payments for their services on the Board, but they are reimbursed for various expenses incurred in connection with attendance at Board meetings. In connection with their election to our Board, Mr. LeFort and Mr. Fisher each received options to purchase 10,000 shares of our common stock.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     Set forth below is certain information as of April 30, 2000 regarding the beneficial ownership of our common stock by (a) any person who was known by us to own more than five percent of our voting securities, (b) all directors and nominees, (c) each of the Named Executive Officers identified in the Summary Compensation Table, and (d) all current directors and executive officers as a group.


                                        AMOUNT AND
                                        NATURE OF
NAME AND ADDRESS OF BENEFICIAL          BENEFICIAL        % OF
OWNERS(1)                              OWNERSHIP(2)       CLASS
------------------------------         -----------        -----
Raymond D. Croghan(3)                   3,132,681          15%
  275 South Main St., Ste. 105
  Longmont, CO 80501

Delphi Ventures IV, L.P.                2,736,014          13%
Delphi BioInvestments IV, L.P.
  3000 Sand Hill Road
  Building One, Suite 135
  Menlo Park, CA  94025

Fidelity Ventures Limited               1,289,336           6%
  82 Devonshire St., R25C
  Boston, MA  02109-3614

Fidelity Investors Limited              1,289,336           6%
Partnership
Fidelity Investors II Limited
Partnership
  82 Devonshire St., R25C
  Boston, MA  02109-3614

Jeffrey H. Margolis(4)                  2,735,000          13%

Donald J. Lothrop(5)                    2,736,014          13%

Peter D. Mann(6)                                0           0%

William E. Fisher(7)                      422,595           2%

Paul F. LeFort(8)                          60,000          <1%

Daniel J. Spirek(9)                       330,000           2%

Michael J. Sunderland(10)                  37,500          <1%

Kerry M. Kearns(11)                        45,500          <1%

Shawn Bowen(12)                           256,250           1%

All executive officers and              7,309,659          34%
directors as a group (17
persons)(13)

(1) Unless otherwise indicated, the business address of such stockholder is c/o The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange

     Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of April 30, 2000, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) 550,000 of these shares are subject to an option granted by Mr. Croghan to Mr. Margolis, with a term of five years and an exercise price of $6.50 per share.

(4) 1,760,000 shares are held by Jeffrey H. Margolis and his wife, in their capacities as trustees of the Margolis Family Trust, over which the trustees have shared voting power. 300,000 shares are held in two additional trusts over which Mr. Margolis has sole voting power and Mr. Margolis disclaims beneficial ownership in 150,000 of such shares. Includes options for 550,000 shares of common stock granted by Mr. Croghan to Mr. Margolis, which are immediately exercisable. Also includes Mr. Margolis' options for 125,000 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(5) Consists of 2,736,014 shares held by Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P. Mr. Lothrop is a Managing Member of Delphi Management Partners IV, LLC, the general partner of Delphi Ventures IV, L.P. and Delphi BioInvestments IV, L.P., and disclaims beneficial ownership of the 2,736,014 shares except to the extent of his pecuniary interest. Mr. Lothrop's business address is the same as that of Delphi.

(6) Mr. Mann has previously reported and disclaimed beneficial ownership of 1,289,336 shares held by Fidelity Ventures Limited in connection with his position as Vice President of the general partner of Fidelity Ventures. As of April 2000, Mr. Mann no longer holds any position with any Fidelity entity and is no longer required to report such shares.

(7) Includes options for 10,000 shares of common stock which are exercisable within 60 days of April 30, 2000. Also includes 162,595 shares of common stock held by KFS Management, Inc. Mr. Fisher owns 50% of the issued and outstanding stock of KFS and is an officer and director of KFS.

(8) Includes options for 10,000 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(9) Includes options for 5,000 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(10) Includes options for 32,500 shares of common stock, which are exercisable within 60 days of April 30, 2000. On May 1, 2000, Mr. Sunderland exercised his option to purchase 32,500 shares of common stock.

(11) Includes options for 7,500 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(12) Includes options for 6,250 shares of common stock, which are exercisable within 60 days of April 30, 2000.

(13) Includes options for 303,750 shares of common stock, which are exercisable within 60 days of April 30, 2000.

REPORT OF THE COMPENSATION COMMITTEE

     The following report is submitted by the Compensation Committee with respect to the executive compensation policies established by the Compensation Committee for the fiscal year ended December 31, 1999. The Compensation Committee determines the annual salary, bonus and other benefits, including incentive compensation awards, of our executive officers and key employees and recommends new employee benefit plans and changes to existing plans to the Board. The salary of Mr. Margolis is determined in accordance with his Employment Agreement (see "Employment and Severance Agreements," above).

     During the year ended December 31, 1999, our Board, based upon the recommendations of the Compensation Committee, established the levels of compensation for our executive officers.

     COMPENSATION POLICIES AND OBJECTIVES. Our executive compensation policy is designed to attract and retain exceptional executives by offering compensation for superior performance that is highly competitive with other well-managed organizations. The Compensation Committee measures executive performance on an individual and corporate basis. There are three components to our executive compensation program, and each is consistent with the stated philosophy as follows:

     Base Salary. Base salaries for executives and other key employees are determined by individual financial and non-financial performance, position in salary range and general economic conditions of TriZetto. For purposes of administering base pay, all executive positions are evaluated and placed in appropriate salary grades. Salary range midpoint levels are reviewed on an annual basis to ensure competitiveness with a peer group of comparable companies. In recommending salaries for executive officers, the Compensation Committee (i) reviews the historical performance of the executives, and (ii) formally reviews specific information provided by its accountants and other consultants, as necessary, with respect to the competitiveness of salaries paid to our executives.

     Annual Bonus. Annual bonuses for executives and other key employees are tied directly to our financial performance as well as individual performance. The purpose of annual cash bonuses are to reward executives for achievements of corporate, financial and operational goals. Annual cash bonuses are intended to reward the achievement of outstanding performance. When certain objective and subjective performance goals are not met, annual bonuses would be reduced or not paid. The bonuses paid in fiscal year 1999 were based upon our financial performance and each individual's performance during the year.

     Long-Term Incentives. The purpose of these plans is to create an opportunity for executives and other key employees to share in the enhancement of stockholder value through stock options. The overall goal of this component of pay is to create a strong link between our management and our stockholders through management stock ownership and the achievement of specific corporate financial measures that result in the appreciation of our share price. Stock options are awarded and in some instances, vesting is accelerated, if our goals and individual goals are achieved or exceeded. The Compensation Committee generally has followed the practice of granting options on terms which provide that the options become exercisable in cumulative annual installments over a four year period. The Compensation Committee believes that this feature not only provides an employee retention factor but also makes longer term growth in share prices important for those receiving options.

     FISCAL YEAR 1999 COMPENSATION. We are required to disclose our policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to any of our executive officers for fiscal 2000 will exceed the $1 million limit per officer. Our 1998 Stock Option Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an outstanding option under the plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

                           Respectfully submitted,

                           Donald J. Lothrop
                           Peter D. Mann

Notwithstanding anything to the contrary set forth in our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the foregoing Report and the performance graph on page 12 shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of the following two non-employee directors: Donald J. Lothrop and Peter D. Mann. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

     Based solely upon our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us, or written representations that no annual Form 5 reports were required, we believe that all filing requirements under
Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of our common stock were made with respect to our fiscal year ended December 31, 1999.

CERTAIN TRANSACTIONS

     KFS WARRANTS. On September 1, 1997, Croghan & Associates issued a promissory note in the principal amount of $520,000 to KFS Management, Inc. In connection with this promissory note, Croghan & Associates issued KFS Management, Inc. warrants to purchase 243,893 shares of Croghan & Associates common stock at $0.53 per share. When we acquired Croghan & Associates, we agreed to convert these warrants into warrants to purchase 162,595 shares of our common stock at $0.80 per share. KFS exercised its warrants on August 2, 1999. One of our directors, William Fisher, owns 50% of the issued and outstanding stock of KFS and is an officer and director of KFS. The value of the warrants, which was not deemed material, was determined using the Black Scholes valuation model, a fair value option-pricing model.

     SERIES B FINANCING. On April 12, 1999, we issued an aggregate of 1,730,770 shares of Series B Preferred Stock for $2.60 per share. Of the 1,730,770 shares of preferred stock sold by us, 769,232 shares were sold to the following principal stockholders for an aggregate purchase price of $2,000,003.


                                                AGGREGATE
                                    NUMBER      PURCHASE
          PURCHASER               OF SHARES       PRICE
------------------------------    ---------     ---------

Delphi Ventures IV, L.P.......     282,635      $734,851

Delphi BioInvestments IV, L.P.       5,827      $ 15,150

Fidelity Ventures Limited.....     240,385      $625,001

Fidelity Investors II Limited
Partnership...................     240,385      $625,001

-------------

     In connection with the sale of these shares, the Delphi entities agreed to vote their shares to elect a designee of the Fidelity entities to our Board and the Fidelity entities agreed to vote their shares to elect a designee of the Delphi entities.

     MARGOLIS $100,000 NOTE. In connection with Mr. Margolis' employment agreement, dated April 30, 1998, we loaned Mr. Margolis $100,000 in exchange for a promissory note in the principal sum of $100,000, bearing interest at 6.5% per year. We forgave $25,000 of the principal amount of this note and the related interest on each of April 30, 1999 and April 30, 2000, and shall forgive an additional $25,000 and the related interest on each of the next two anniversaries of Mr. Margolis' employment agreement, so long as Mr. Margolis remains our employee. The entire sum of principal and interest of the note is due on April 30, 2002, and is immediately due if Mr. Margolis commits any act of default as described in the note.

     MARGOLIS $200,000 NOTE. In June 1998, we loaned Mr. Margolis $200,000 in exchange for a promissory note in the principal sum of $200,000, bearing an interest rate of 8% per year. The entire sum of principal and interest of the note was due on June 15, 1999. The note was secured by 200,000 shares of our common stock. On May 21, 1999, we repurchased 200,000 shares of common stock owned by Mr. Margolis in exchange for the note.

     CROGHAN $500,000 NOTE. In October 1998, we loaned Mr. Croghan $500,000 in exchange for a promissory note in the principal sum of $500,000, bearing an interest rate of 8% per year. The entire sum of principal and interest of the note was due on October 26, 1999. The note was secured by 362,319 shares of our common stock. On June 30, 1999, we repurchased 362,319 shares of common stock by Mr. Croghan in exchange for the note.

     GARTE & ASSOCIATES, INC. In 1999, we entered into an agreement with Garte & Associates, Inc. pursuant to which we would pay Garte & Associates, Inc. an investment banking fee for certain acquisitions. In 1999, we paid a total of $256,000 to Garte & Associates, Inc. in connection with our acquisitions of Novalis Corporation and Finserv Health Care Systems, Inc. in late 1999. Harvey Garte, our Vice President of Corporate Development and Investor Relations, is the sole stockholder of Garte & Associates, Inc.

     FUTURE TRANSACTIONS. Any future transactions between us and our officers, directors or affiliates will either be on terms no less favorable to us than could be obtained from third parties, will be subject to approval by a majority of our outside directors or will be consistent with policies approved by a majority of such outside directors.

STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative stockholder return on our common stock with the cumulative total return of (i) the Nasdaq Market Index, (ii) Media General Financial Services Industry Group Index 825 -- Healthcare Information Services, and (iii) Media General Financial Services Industry Group Index 852 -- Internet Software and Services, for the period that commenced October 8, 1999, the date on which our common stock was first publicly traded on the Nasdaq National Market, and ended on December 31, 1999. The performance graph is not necessarily an indicator of future price performance. The graph assumes the reinvestment of all dividends. This information has been provided to TriZetto by Media General Financial Services.

                        COMPARE CUMULATIVE TOTAL RETURN
                        AMONG THE TRIZETTO GROUP, INC.,
                    NASDAQ MARKET INDEX AND MG GROUP INDEXES

                                                              10/08/99   10/31/99   11/30/99   12/31/99
                                                              --------   --------   --------   --------
The Trizetto Group, Inc.                                       100.00     111.11     238.89     518.06

MG Healthcare Info Services Index                              100.00      89.63     109.96     130.67

Nasdaq Market Index                                            100.00     107.74     120.49     147.32

MG Internet Software & Services Index                          100.00     104.02     133.52     168.80

                                  PROPOSAL TWO
                     AMENDMENT TO THE 1998 STOCK OPTION PLAN

     The purpose of the 1998 Stock Option Plan is to provide participants with incentives, which will encourage them to acquire a proprietary interest in, and continue to provide services to, TriZetto. The 1998 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified deferred compensation plan under Section 401(a) of the Code.

     The Board adopted and our stockholders originally approved the 1998 Plan on May 19, 1998. Our 1998 Plan was amended by our Board on January 22, 1999, May 21, 1999 and June 28, 1999. A majority of our stockholders approved these amendments on June 28, 1999. Our 1998 Plan provides for awards of incentive stock options and nonqualified stock options. A total of 4,000,000 shares of common stock has been reserved for issuance under our 1998 Plan as of June 28, 1999. As of April 30, 2000, a total of 301,709 shares had been exercised and 3,394,947 shares were subject to outstanding options, leaving only 303,344 shares available for grant under the 1998 Plan.

     Subject to approval by our stockholders, the Board amended the 1998 Plan on February 17, 2000 to increase the authorized number of shares of common stock issuable thereunder by 3,200,000 shares and to reserve the additional shares for issuance under the 1998 Plan, bringing the total number of shares of common stock subject to the 1998 Plan to 7,200,000.

     Approval of the amendments to the 1998 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of common stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1998 Plan to add 3,200,000 shares of common stock to the pool of shares reserved for issuance thereunder. THE BOARD RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1998 PLAN.

     The principal features of the 1998 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1998 Plan itself. Copies of the 1998 Plan can be obtained by writing to the Secretary, The TriZetto Group, Inc., 567 San Nicolas Drive, Suite 360, Newport Beach, California 92660.

1998 PLAN TERMS

     INCENTIVE OPTIONS. Our employees (including employees of any of our subsidiaries) as may be determined by the Board, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code, will be eligible for selection to receive incentive options under the 1998 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options if the Board so determines. No incentive stock options may be granted to an optionee under the 1998 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options first become exercisable by such optionee in any calendar year under the 1998 Plan exceeds $100,000.

     NONQUALIFIED OPTIONS. Our directors and employees, consultants, business associates or others with important business relationships with us will be eligible to receive nonqualified options under the 1998 Plan. An individual who has been granted a nonqualified option may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options if the Board so determines.

     In no event may any individual be granted options under the 1998 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of April 30, 2000, approximately 413 persons were participating in the 1998 Plan.

     ADMINISTRATION. The 1998 Plan may be administered by either the Board or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the 1998 Plan to the Compensation Committee, which is comprised of two non-employee directors, both of whom are eligible to participate in the 1998 Plan. Subject to the provisions of the 1998 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 1998 Plan.

     EXERCISE PRICES AND EXERCISABILITY. The exercise price of incentive stock options must at least be equal to the fair market value of a share of common stock on the date the option is granted (110% for optionees who own at least 10% of the outstanding common stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of common stock on the date such option is granted. The exercise price of all options granted under the 1998 Plan to non-employee directors shall be 100% of the fair market value of the common stock on the date of grant. Payment of the exercise price may be made in cash, by delivery of shares of our common stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the 1998 Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding common stock).

     TRANSFERABILITY. Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by us or within thirty days after termination of employment (one year for termination resulting from death or disability).

     AMENDMENTS. The Board may from time to time alter, amend, suspend or terminate the 1998 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option or nonqualified option theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1998 Plan will terminate on May 19, 2008.

     BENEFITS. If our proposed acquisition of ERISCO Managed Care Technologies, Inc. is completed, options to purchase approximately 1,200,000 shares will be granted to ERISCO employees. We have not determined how the other additional options will be allocated among participants. Therefore, the benefits or amounts that have been received or will be received by any participant under the 1998 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1998 PLAN

     The following is a summary of certain federal income tax consequences of participation in the 1998 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1998 Plan may also have consequences under state and local tax laws, which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

     INCENTIVE OPTIONS. No taxable income will be recognized by an optionee under the 1998 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. As discussed below, the exercise of an incentive option also may result in items of "tax preference" for purposes of the "alternative minimum tax."

     If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock before the expiration of either the one-year or two-year period described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of the disqualifying disposition.

     If legal title to any shares acquired upon exercise of an incentive option is transferred by sale, gift or exchange, such transfer will be treated as a disposition for purposes of determining whether a "disqualifying disposition" has occurred. However, certain transfers will not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon an optionee's death, a mere pledge or hypothecation, or a transfer into the name of the optionee and another person as joint tenants.

     Section 55 of the Code imposes an "alternative minimum tax" on an individual's income to the extent the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing the alternative minimum tax, the excess of the fair market value (on the date of exercise) of the shares received upon the exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. If the shares are sold in the same year that the option is exercised, the regular tax treatment and the alternative tax treatment will be the same. If the shares are sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

     An optionee who is subject to the alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years, the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has a regular tax liability.

     NONQUALIFIED OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified option. However, upon exercise the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased exceeds, on the date of exercise, the exercise price paid for such shares. The income recognized by an optionee who is an employee will be subject to income tax withholding. The optionee will be required to make a direct payment to us for the tax withholding obligation at the time of the exercise. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are satisfied.

     If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee equal in number to the old shares exchanged will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise.

     If the exercise price of a nonqualified option is paid by the optionee using a portion of the common stock acquired on exercise of the option (through a cashless exercise), then the optionee will recognize ordinary income as described above on both the shares actually received as well as the shares used to pay the exercise price. The shares actually received by the optionee will have a tax basis equal to the exercise price of the shares plus the amount of income recognized by the optionee as to those shares and a holding period commencing on the date of exercise.

     Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term or short-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

                                 PROPOSAL THREE
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2000. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF SUCH APPOINTMENT. In the event of a negative vote on such ratification, the Board will reconsider its selection.

     PricewaterhouseCoopers LLP has audited our financial statements annually since its fiscal year ended December 31, 1997. Its representatives are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                     PROXY
                            THE TRIZETTO GROUP, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 29, 2000

    The undersigned hereby nominates, constitutes and appoints Jeffrey H. Margolis and Michael J. Sunderland, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE TRIZETTO GROUP, INC. which the undersigned is entitled to represent and vote at the 2000 Annual Meeting of Stockholders of TriZetto to be held at the Marriott Newport Beach Hotel, 900 Newport Center Drive, Newport Beach, California 92660 on June 29, 2000, at 2:00 p.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

             THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2 AND 3

    1. Election of Director:

[ ]  FOR                                     [ ]  WITHHOLD AUTHORITY
   the nominee listed below                     to vote for the nominee listed below

      Election of the following nominee as director: Paul F. LeFort

    2. Amendment of TriZetto's 1998 Stock Option Plan to increase the number of shares subject thereto by 3,200,000 for a total of 7,200,000 shares of common stock:
                  [ ]   FOR       [ ]   AGAINST       [ ]   ABSTAIN

    3. Ratification of PricewaterhouseCoopers LLP as independent auditors:

                  [ ]   FOR       [ ]   AGAINST       [ ]   ABSTAIN

    4. In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

      IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" AMENDMENT INCREASING THE NUMBER OF SHARES AVAILABLE UNDER THE 1998 STOCK OPTION PLAN AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                                       Date , 2000

                                                       -------------------------
                                                       (Signature of
                                                       stockholder)

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations and others
                                                       signing in a fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.